FOR IMMEDIATE RELEASE

                                  FOR: PATIENT INFOSYSTEMS, INC.

                              CONTACT: Roger L. Chaufournier
                                       President  & Chief Executive Officer
                                       (800) 276-2575

                   INVESTOR RELATIONS: Yvonne A.T. Milligan-Prince
                                       Investor Relations Coordinator
                                       (800) 276-2575

                             WEBSITE: www.ptisys.com

          PATIENT INFOSYSTEMS ANNOUNCES IMPROVED 2002 YEAR-END RESULTS

     Rochester, New York, April 14, 2003 - Patient Infosystems, Inc. (the "Company) (OTC: PATI) a provider of health management solutions, today announced its operating results for the fiscal year ended December 31, 2002.

     Patient InfoSystems (the "Company") reported its financial results for the year ended December 31, 2002. The Company reported a net loss of $2,314,361 for the year ended December 31, 2002, compared to $4,555,305 for the year ended December 31, 2001. This represents a reduction in net loss of 49%. Revenues increased from $1,586,443 for the year ended December 31, 2001 to $2,355,677 for the year ended December 31, 2002. Operating expenses decreased from $5,453,661 for the fiscal year ended December 31, 2001 to $4,049,114 for the fiscal year ended December 31, 2002. Factors contributing to the increased revenue include continued strong enrollment in the Company's integrated population health management program and new clients resulting from a joint marketing agreement with several US partners which facilitate the offering of each company's respective products in a collaborative model. The Company is optimistic that it will continue to maintain its momentum during 2003.

     Patient InfoSystems is a health management solutions company that integrates clinical expertise with advanced Internet, call center, and data management capabilities. The company offers a comprehensive portfolio of population-based interventions such as risk identification and stratification, demand management, disease management, and case management support. These services enable providers and payors to make more informed and timely decisions regarding the care of patients and members.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, including with respect to its performance during 2003, that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, fluctuations in operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

                                       ###
                          (Financial tables to follow)

                            PATIENT INFOSYSTEMS, INC.
                            Statements of Operations

                                                        Twelve Months Ended

                                               Dec. 31, 2002     Dec. 31, 2001
Revenues                                        $ 2,355,677       $ 1,586,443
Costs and expenses                                4,049,114         5,453,661
                                                  ---------         ---------
Operating loss                                  (1,693,437)       (3,867,218)
Other expenses                                    (530,924)         (598,087)
Net loss                                        (2,224,361)       (4,465,305)
                                                -----------       -----------
   Preferred dividends                             (90,000)          (90,000)
Net loss attributable to common stockholders
                                               $(2,314,361)      $(4,555,305)
Net loss per share basic and diluted             $   (0.21)        $   (0.47)
                                                 ==========        ==========
Weighted average common shares                   10,956,024         9,770,501
                                                 ==========         =========

                        Summary Balance Sheet Information

                                              December 31, 2002   December 31, 2001

Cash and investments                                $  5,011           $  29,449
Property and equipment, net                          285,747             498,472
Other assets                                         926,508             694,212
                                                     -------             -------
Total assets                                     $ 1,217,266         $ 1,222,133
                                                 ===========         ===========

Liabilities                                      $ 9,887,505         $ 7,578,011
Stockholders' deficit                            (8,670,239)         (6,355,878)
                                                 -----------         -----------
Total liabilities and stockholders' deficit      $ 1,217,266         $ 1,222,133
                                                 ===========         ===========

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